UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

Spruce Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39594	81-2154263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415-343-5986

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Keli Walbert as a Director

On December 11, 2025, the board of directors (the “Board”) of Spruce Biosciences, Inc. (the “Company”) appointed Keli Walbert to the Board, effective immediately. Ms. Walbert will serve as a Class I Director, with an initial term expiring at the Company’s 2027 Annual Meeting of Stockholders. Ms. Walbert was also appointed to serve on the Compensation Committee of the Board (the “Compensation Committee”).

Pursuant to the Company’s Non-Employee Director Compensation Policy (as it may be amended from time to time, the “Policy”), Ms. Walbert was automatically granted a nonstatutory stock option to purchase 3,400 shares of the Company’s common stock (the “Common Stock”) upon her appointment to the Board, which will vest monthly over a three-year period, subject to Ms. Walbert’s continuous service as of each such vesting date. In addition, in accordance with the Policy, Ms. Walbert will also receive an annual cash retainer of $40,000 for her service as a director and $5,000 for her service on the Compensation Committee, each of which will be pro-rated for 2025. In addition, in accordance with the Policy, commencing on January 1, 2026, Ms. Walbert’s annual cash retainer for her service on the Compensation Committee will increase to $5,500 while her annual cash retainer for her service as director will remain as $40,000. In addition, in accordance with the Policy, commencing with the Company’s 2026 Annual Meeting of Stockholders, Ms. Walbert will be eligible to receive an annual nonstatutory stock option to purchase 1,700 shares of Common Stock, subject to her continuous service as of each annual meeting of stockholders. The shares subject to each such option grant would vest upon the earlier of (a) the first anniversary of the date of grant and (b) the date of the Company’s next annual meeting of stockholders, subject to Ms. Walbert’s continuous service as of each such date.

Ms. Walbert has entered into the Company’s standard form of indemnification agreement. There were no arrangements or understandings between Ms. Walbert and any other persons pursuant to which she was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Ms. Walbert and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spruce Biosciences, Inc.

Date: December 15, 2025	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer